                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             Guilford Mills, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                             GUILFORD MILLS, INC.
                            4925 West Market Street
                       Greensboro, North Carolina 27407

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                        To be Held on February 1, 2001

   The Annual Meeting of Stockholders of Guilford Mills, Inc., a Delaware corporation (the "Company"), will be held at the Company's IFD Building, 6001 West Market Street, Greensboro, North Carolina, on Thursday, February 1, 2001 at 10:00 a.m. for the following purposes:

  1. To elect three directors for three-year terms;

  2. To ratify the selection of Arthur Andersen LLP as independent auditors for the fiscal year ending September 30, 2001; and

  3. To transact such other business as properly may come before the meeting or any adjournment or adjournments thereof.

   The Board of Directors has fixed the close of business on December 15, 2000 as the date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournment or adjournments thereof.

   Whether or not you plan to attend the meeting, please sign, date and return the enclosed proxy which is being solicited by and on behalf of the Board of Directors.

                                          By Order of the Board of Directors
                                          /s/ Robert A. Emken, Jr.
                                          Robert A. Emken, Jr.
                                          General Counsel and Secretary

Greensboro, North Carolina
December 22, 2000

                             GUILFORD MILLS, INC.

                               ----------------

                                PROXY STATEMENT

                               ----------------

                        ANNUAL MEETING OF STOCKHOLDERS

                        To Be Held On February 1, 2001

   This Proxy Statement is furnished to the stockholders of Guilford Mills, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors (the "Board") of the Company to be voted at the Annual Meeting of Stockholders of the Company to be held at the Company's IFD Building, 6001 West Market Street, Greensboro, North Carolina, on Thursday, February 1, 2001 at 10:00 a.m. (the "Annual Meeting"). Stockholders of record at the close of business on December 15, 2000 will be entitled to notice of and to vote at the Annual Meeting and at all adjournments thereof.

   The entire cost of soliciting proxies for the Annual Meeting will be borne by the Company. In addition to solicitation by mail, proxies may be solicited through personal calls upon, or telephone or facsimile communications with, stockholders or their representatives by officers and other employees of the Company, who will receive no additional compensation therefor.

   Any stockholder giving a proxy has the power to revoke it at any time before it is voted by giving written notice of such revocation to the Secretary of the Company, by attending the Annual Meeting and voting in person or by submitting a subsequently dated proxy. When a proxy is received, properly executed, prior to the Annual Meeting, the shares represented thereby will be voted at the Annual Meeting. If the accompanying form of proxy is signed but no specification is made thereon, the shares represented thereby will be voted for the nominees for director designated by the Board and the ratification of the selection of Arthur Andersen LLP as independent auditors for the fiscal year ending September 30, 2001. If a specification has been made on the form of proxy, the shares will be voted in accordance with the specification. The election of directors requires a plurality of the votes cast, and the ratification of the selection of Arthur Andersen LLP requires the affirmative vote of a majority of the shares present at the Annual Meeting in person or by proxy and entitled to be cast. Abstentions and broker non-votes are not included in the tabulation of the voting results on the election of directors. For issues requiring approval of a majority of the shares present and entitled to be cast, abstentions have the effect of votes in opposition and broker non-votes are not included in the tabulation of the voting results. A broker non-vote typically occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Shares as to which a stockholder abstains or broker non-votes are included for purposes of determining whether a quorum of shares is present at the Annual Meeting.

   The complete mailing address of the Company's principal executive offices is P. O. Box 26969, Greensboro, North Carolina 27419-6969. The approximate date on which this Proxy Statement and the form of proxy were first sent or given to the stockholders of the Company was December 22, 2000. The Annual Report of the Company for the fiscal year ended October 1, 2000, including audited financial statements, has been sent to each stockholder.

                               VOTING SECURITIES

   On December 15, 2000, there were outstanding and entitled to vote 19,194,295 shares of the Company's common stock, par value $.02 per share (the "Common Stock"), which constitutes the only class of capital stock outstanding. Stockholders are entitled to one vote, exercisable in person or by proxy, for each share of Common Stock owned on the record date of December 15, 2000. The holders of a majority of the outstanding shares of the Common Stock represented at the Annual Meeting will constitute a quorum.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

   Under the proxy rules, a beneficial owner of a security includes any person who directly or indirectly has or shares voting power and/or investment power with respect to such security or has the right to obtain such voting power and/or investment power within 60 days. Except as otherwise noted, each designated beneficial owner in this Proxy Statement has sole voting power and investment power with respect to the shares beneficially owned by such person.

   The following table sets forth information as of (except as set forth below) December 15, 2000 with respect to each person who is known by the management of the Company to be the beneficial owner of more than 5% of the Common Stock:

   Name and Address                      Amount and Nature of
   of Beneficial Owner                   Beneficial Ownership  Percent of Class
   -------------------                   --------------------  ----------------
   Dimensional Fund Advisors Inc. ......      1,788,667(1)           9.32
    1299 Ocean Avenue
    11th Floor
    Santa Monica, CA 90401
   Charles A. Hayes.....................      1,499,061(2)(3)        7.78
    c/o Guilford Mills, Inc.
    4925 West Market Street
    Greensboro, NC 27407

--------
(1) Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts (such investment companies and investment vehicles, the "Portfolios"). In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over 1,788,667 shares of Common Stock as of September 30, 2000. Dimensional has advised the Company that the Portfolios own all such shares of Common Stock and that Dimensional disclaims beneficial ownership of such shares.
(2) Mr. Hayes and George Greenberg, a director of the Company, have entered into certain agreements relating to the disposition of their shares of Common Stock. See "Stockholders' Agreements" below.
(3) Includes (i) 75,625 shares of Common Stock subject to options granted to Mr. Hayes under the Company's 1991 Stock Option Plan, as amended (the "Option Plan"), (ii) 85,864 shares of restricted Common Stock awarded to Mr. Hayes under the Company's 1989 Restricted Stock Plan, as amended (the "Restricted Plan"), as to which Mr. Hayes has sole voting power (see "Executive Compensation-Summary Compensation Table" below), (iii) 500,000 shares of Common Stock held by a grantor retained annuity trust (the "GRAT") and (iv) 700,000 shares of Common Stock held by a family limited partnership (the "FLP"). Mr. Hayes, as settlor of the GRAT, has the right to substitute property of equivalent value in return for the shares of Common Stock held by the GRAT. Mr. Hayes has a membership interest in a limited liability company, whose other members are all relatives of Mr. Hayes, which serves as the sole general partner of the FLP. Mr. Hayes has shared voting and investment power with respect to the shares of Common Stock held by the FLP.

   The following table sets forth certain information, as of December 15, 2000, with respect to Common Stock beneficially owned by each director of the Company, each person nominated or chosen to become a director, each of the executive officers named in the Summary Compensation Table under the heading "Executive Compensation" below and all directors and executive officers as a group:

                                     Amount and Nature of
   Name of Beneficial Owner          Beneficial Ownership        Percent of Class
   ------------------------          --------------------        ----------------
   Directors and Director Nominees
    (1)(2)
   Charles A. Hayes................       1,499,061(3)                 7.78
   Bruno Hofmann...................         573,150(4)                 2.99
   John A. Emrich..................         275,357                    1.43
   Terrence E. Geremski............         199,112(5)                 1.03
   George Greenberg................         110,328(6)(7)                 *
   Stephen C. Hassenfelt...........          70,495(8)                    *
   Dr. Jacobo Zaidenweber..........          45,116                       *
   Tomokazu Adachi.................          44,291                       *
   Sherry R. Jacobs................          36,209(9)                    *
   Donald B. Dixon.................          33,166(7)                    *
   Paul G. Gillease................          30,791(10)                   *
   Stig A. Kry.....................          30,791(7)                    *
   Grant M. Wilson.................          13,916                       *
   Non-Director Executive Officers
    (11)(12)
   Byron J. McCutchen..............          31,438                       *
   Christopher J. Richard..........          51,915                       *
   All directors, director nominees
    and executive officers as a
    group (consisting of 22
    persons) ......................       3,093,908(13)(14)(15)       15.64

--------
*  Less than one percent.
(1) Includes shares of Common Stock subject to options beneficially owned by the following persons: Mr. Emrich-116,000 options; Mr. Geremski-103,916 options; Mr. Greenberg-25,166 options; Mr. Hassenfelt-25,166 options; Dr. Zaidenweber-21,416 options; Mr. Adachi-25,166 options; Ms. Jacobs-25,166 options; Mr. Dixon-25,166 options; Mr. Gillease-30,791 options;
     Mr. Kry-30,791 options; and Mr. Wilson-13,916 options.
(2) Includes 72,000 and 54,000 shares of restricted Common Stock awarded to Messrs. Emrich and Geremski, respectively, under the Restricted Plan. Such persons have sole voting power with respect to such shares. See "Executive Compensation-Summary Compensation Table" below.
(3)  See Footnotes 2 and 3 to previous table.
(4) Includes 300,000 shares of restricted Common Stock paid to Mr. Hofmann in connection with the sale of the capital stock of Hofmann Laces, Ltd., Raschel Fashion Interknitting, Ltd. and Curtains and Fabrics, Inc. (collectively, the "Hofmann Companies") to the Company. Mr. Hofmann has sole voting power with respect to such shares.
(5) Mr. Geremski's term on the Board will end as of December 31, 2000. See "Election of Directors" and "Certain Transactions" below.
(6) Excludes 62,650 shares held by Mr. Greenberg's wife, as to which beneficial ownership is disclaimed. See Footnote 2 to previous table.
(7) Pursuant to the terms of the Company's retirement policy for directors, Messrs. Greenberg, Dixon and Kry will retire from the Board effective with the Annual Meeting. See "Election of Directors" below.
(8) Excludes 637 shares held by Mr. Hassenfelt's wife, as to which beneficial ownership is disclaimed.
(9) Excludes 20,000 shares held by Ms. Jacobs' husband, as to which beneficial ownership is disclaimed.
(10) Excludes 135 shares held by Mr. Gillease's wife, as to which beneficial ownership is disclaimed.

(11) The amount of shares beneficially owned by Messrs. McCutchen and Richard includes 16,666 shares and 31,666 shares of Common Stock, respectively, subject to options granted to such persons pursuant to the Option Plan.
(12) Includes 12,000 shares and 8,400 shares of restricted Common Stock awarded to Messrs. McCutchen and Richard, respectively, under the Restricted Plan. Such persons have sole voting power with respect to such shares.
(13) Includes 582,784 shares of Common Stock subject to options granted pursuant to the Option Plan.
(14) Excludes 83,422 shares owned by relatives of directors of the Company, as to which beneficial ownership is disclaimed by such directors.
(15) Includes 232,264 shares of restricted Common Stock awarded to officers under the Restricted Plan. Such persons have sole voting power with respect to such shares.

Stockholders' Agreements

   Messrs. Greenberg and Hayes have entered into a Stockholders' Agreement dated as of June 22, 1990, as amended, relating to the disposition of their shares of Common Stock (the "1990 Stockholders' Agreement"). Until June 22, 2001 (or its earlier termination as otherwise provided therein), neither Mr. Greenberg nor Mr. Hayes may transfer or otherwise dispose of, except by gift, any or all of the shares of Common Stock beneficially owned by any such stockholder, until such shares are offered first to the Company at the same price and upon the same terms and conditions as those offered by a bona fide purchaser or purchasers. The terms and provisions of the 1990 Stockholders' Agreement apply to any shares of Common Stock beneficially owned by the stockholders on the date of the 1990 Stockholders' Agreement or acquired thereafter and are binding upon the heirs, successors and assigns of the stockholders. Pursuant to the terms of certain of the Company's loan agreements, the Company is currently not permitted to exercise (in the absence of a waiver of, or an amendment to, such loan agreements) the foregoing right of first refusal under the 1990 Stockholders' Agreement.

   Mr. Hayes has entered into a Stockholders' Agreement with the Company dated as of April 30, 1991, as amended, relating to the acquisition by the Company of certain of his shares of Common Stock. Until June 22, 2001 (or the earlier termination of the 1991 Stockholders' Agreement as provided therein), the Company will, upon the death of Mr. Hayes, purchase such number of shares of Common Stock beneficially owned by him as equals $2,900,000. The purchase price for each share of Common Stock will equal the average of the closing price for such shares on the New York Stock Exchange for the 20 trading days preceding the date of death.

                             ELECTION OF DIRECTORS

Directors and Nominees

   The Board is divided into three classes with staggered, three year terms, so that the term of office of one class will expire each year. The Board has nominated Messrs. Adachi, Wilson and Zaidenweber for election as directors of the Company, each to serve for a three-year term until the first annual meeting of stockholders held following the end of the Company's 2003 fiscal year and until his successor is elected and qualified. Under the current Board retirement policy, Dr. Zaidenweber will retire from the Board effective with the annual meeting of stockholders held after the Company's 2001 fiscal year.

   Pursuant to the terms of the Company's retirement policy for directors, Messrs. Greenberg and Dixon, each of whose current three-year term as a director will expire at the Annual Meeting, are not eligible for re-election to the Board and, therefore, will retire from the Board effective with the Annual Meeting. Mr. Kry, who was elected to the Board at the last annual meeting of stockholders, will also retire from the Board effective with the Annual Meeting, pursuant to the directors' retirement policy. Mr. Geremski had been elected to the same class of directors as Messrs. Greenberg and Dixon. In connection with his resignation as Executive Vice President and Chief Financial Officer of the Company, announced in the fourth quarter of the Company's last fiscal year, Mr. Geremski will resign from the Board effective December 31, 2000. Given that Messrs. Greenberg, Dixon, Kry and Geremski will cease to be directors on or before the Annual Meeting, the Board would have consisted, as of the Annual Meeting and in the absence of any further action, of three classes of directors-one class of four persons, a second class of three persons and a third class of two persons. The Company's certificate of incorporation provides that the directors in the three classes are to be as nearly equal in number as possible. As a result, in order to better balance the director classes in accordance with the Company's certificate of incorporation, the Board approved transferring Mr. Adachi from one class to another. Specifically, the Board approved transferring Mr. Adachi from the class of directors whose three-year term will expire at the first annual meeting of stockholders held after the Company's 2002 fiscal year, a class which (taking into account Mr. Kry's retirement) otherwise would have consisted of four persons, to the class of directors to be elected at the Annual Meeting to serve for a three-year term until the first annual meeting of stockholders held after the Company's 2003 fiscal year, a class which (taking into account the retirement or resignation, as the case may be, of Messrs. Greenberg, Dixon and Geremski) otherwise would have consisted of two persons. As a result, immediately after the Annual Meeting, assuming that all director nominees are elected, the Board will be comprised of three classes, each consisting of three persons. Unless a contrary specification is indicated, it is intended that the accompanying form of proxy will be voted for the election of Messrs. Adachi, Wilson and Zaidenweber. The Board does not contemplate that any of such persons will be unable, or will decline, to serve; however, if any of such persons is unable or declines to serve, the persons named in the accompanying proxy may vote for another person, or persons, in their discretion.

   The following table sets forth certain information with respect to each continuing director and each person nominated to become a director. Except as otherwise indicated, each such person has held his or her present principal occupation for the past five years and references to executive offices held are with the Company:

                                                                               Director
 Name                   Age (1) Principal Occupation and Business Experience    Since
 ----                   ------- --------------------------------------------   --------

Director
Nominees
Nominees for a
Three-Year
Term Expiring at
Annual Meeting
After 2003 Fiscal
Year
------------------

 Tomokazu Adachi          59       President of Japan Tech, Inc. (since          1990
                                   1982), an importer of textile
                                   machinery and equipment
 Grant M. Wilson          59       Chairman of Cohasset Capital                  1997
                                   Corporation (since 1983), a financial
                                   and managerial services firm
 Dr. Jacobo Zaidenweber   71       Chairman of the Board of Grupo Ambar,         1995
                                   S.A. de C.V. (since 1965), a
                                   subsidiary of the Company; Chairman of
                                   the Board of Encajes Mexicano, S.A. de
                                   C.V. (since 1992), a textile
                                   manufacturer

Continuing
Directors
Class of
Directors Whose
Term Expires at
Annual Meeting
After 2002 Fiscal
Year
------------------

 John A. Emrich           56       President and Chief Executive Officer         1995
                                   (since 2000); President and Chief
                                   Operating Officer (from 1995 to 1999);
                                   Senior Vice President and
                                   President/Automotive Business Unit
                                   (from 1993 to 1995); Vice
                                   President/Planning and Vice
                                   President/Operations for the Apparel
                                   and Home Fashions Business Unit (from
                                   1991 to 1993)
 Bruno Hofmann            61       General Manager of the Hofmann                1997
                                   Companies (since 1998); President and
                                   Chief Executive Officer of the Hofmann
                                   Companies and predecessor companies
                                   (from 1976 to 1998)
 Sherry R. Jacobs         57       Attorney and advisor to educational           1983
                                   organizations (since 1994); Secretary
                                   and acting General Counsel (from 1994
                                   to 1999); Managing Director, Pencil,
                                   Inc., an educational foundation (from
                                   1995 to 1997)

--------
(1) As of December 15, 2000

                                                                              Director
 Name                  Age (1) Principal Occupation and Business Experience    Since
 ----                  ------- --------------------------------------------   --------

Class of
Directors Whose
Term Expires at
Annual Meeting
After 2001 Fiscal
Year
------------------

 Paul G. Gillease        68       Consultant to the Company (from 1993 to       1993
                                  1996); Vice President and General
                                  Manager, DuPont Nylon, a division of
                                  E.I. du Pont de Nemours and Company,
                                  Inc. (from 1992 to 1993); Director of
                                  Pillowtex Corp. and Galey & Lord, Inc.
 Stephen C. Hassenfelt   50       Chairman and Chief Executive Officer of       1989
                                  U. S. Trust Company of North Carolina
                                  (since 1999); for more than five years
                                  prior thereto, Chairman and Chief
                                  Executive Officer of North Carolina
                                  Trust Company
 Charles A. Hayes        65       Chairman of the Board (since 1976);           1963
                                  Chief Executive Officer (from 1976 to
                                  1999); President and Chief Operating
                                  Officer (from 1991 to 1995)

--------
(1)  As of December 15, 2000

Additional Information

   During the last fiscal year, the Board's Audit Committee, which consists of Messrs. Hassenfelt, Dixon and Kry, held two meetings. The Audit Committee's responsibilities include reviewing the Company's financial statements and the accounting principles utilized by the Company, evaluating the services of the Company's independent auditors and making recommendations with respect to the retention of independent auditors, evaluating the adequacy of the Company's system of internal controls and confirming the Company's full cooperation with the independent auditors' annual examination of the Company's financial statements. See "Audit Committee Report" below.

   In addition, during the last fiscal year, the Board's Compensation Committee, which consists of Messrs. Gillease, Dixon and Wilson, held six meetings. The functions of the Compensation Committee include making recommendations to the Board regarding compensation for certain executive officers of the Company and administering certain of the Company's benefit plans. See "Executive Compensation-Report of the Compensation Committee of the Board of Directors" below.

   The Board's Nominating Committee, which is comprised of Ms. Jacobs and Messrs. Hayes, Adachi and Gillease, did not hold any meetings during the last fiscal year. The duties of the Nominating Committee include identifying and interviewing candidates to serve on the Board, making recommendations to the entire Board regarding whether a candidate should be nominated to the Board and making recommendations to the entire Board concerning compensation and other benefits to be paid to directors. (During the 2000 fiscal year, the entire Board, rather than the Nominating Committee, addressed certain of the foregoing issues.) The Company's By-Laws, as amended (the "By-Laws"), set forth procedures regarding the nomination of persons for election to the Board. See "Miscellaneous-Stockholder Proposals" below.

   Non-employee directors receive a quarterly retainer of $6,250 and $1,000 for each Board meeting attended (other than routine telephonic Board meetings). A non-employee chairman and each other non-employee member of a committee are paid $3,000 and $2,000, respectively, for each committee meeting attended. During the last fiscal year, the Board had a total of seven meetings, four of which were held in person and three of which were held by means of a telephonic conference call. All directors then in office attended at least 75% of the total number of meetings of the Board and the committees on which they served during the last fiscal year, except Mr. Hofmann who attended approximately 71% of the total number of Board meetings.

   In connection with the Company's acquisition of the Hofmann Companies in January, 1996, Mr. Hofmann entered into a consulting agreement with the Company pursuant to which he will provide certain consulting and advisory services to the Company during a period ending on December 31, 2000. The Company pays Mr. Hofmann an annual consulting fee of $100,000 for such services. Mr. Hofmann is also a party to an employment agreement with the Hofmann Companies. See "Certain Transactions" below. Mr. Gillease, Chairman of the Board's Compensation Committee, was paid (in addition to fees for committee meetings he attended) $3,000 during the last fiscal year, or the equivalent of one committee meeting fee, for services performed (outside of formal meetings) in connection with work of such committee. Mr. Gillease also earned $8,000 during the 2000 fiscal year for certain consulting services provided to the Company.

   The Company affords each director the opportunity to defer his or her quarterly retainer. Pursuant to such arrangement, the quarterly retainer a director would otherwise receive is credited to a separate account which accrues interest. Upon his or her termination of service on the Board, the director will be entitled to receive the amounts credited to his or her deferred compensation account, together with interest accrued thereon.

   The Option Plan provides for the automatic grant of options not meeting the requirements of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"), to non-employee directors. Specifically, pursuant to the current Option Plan, each non-employee director of the Company is automatically granted upon each annual meeting of the Company's stockholders at which such director is elected, re-elected or after which he remains on the Board, an option, having a ten year term, to purchase 4,000 shares of Common Stock. The purchase price of the shares of Common Stock covered by the options granted to directors under the formula provision will be the fair market value of the shares as of the date of grant. The options are exercisable with respect to 33-1/3% of the aggregate number of shares initially subject to the option during each of the first, second and third years of the option. Any exercisable portion of an option that is not exercised will be carried forward through the term of the grant. Notwithstanding the foregoing, in the event of a "change in control" of the Company, as such term is defined in the Option Plan, all then outstanding options will immediately become exercisable. In addition to the automatic grant of options to non-employee directors according to the above formula, the Option Plan also provides for the award, in the discretion of the Compensation Committee, of options, and stock appreciation rights, to salaried key employees, including employee directors, of the Company.

   Pursuant to the terms of the Guilford Mills, Inc. Non-Employee Director Stock Plan, each non-employee director will receive upon each annual meeting of the Company's stockholders at which such director is elected, re-elected or after which he remains on the Board such number of restricted stock units as equals $20,000. Dividend equivalents will be paid on such restricted stock units at the same rate as dividends are paid on actual shares of Common Stock. The dividend equivalents will be used to acquire additional restricted stock units for the account of each participant. A non-employee director will not be entitled to receive any distribution from his restricted stock unit account until after his termination of service on the Board. Distribution of a director's account will be made (at the director's option, in a lump sum or in five equal annual installments) in actual shares of Common Stock in an amount representing the initial number of restricted stock units credited to the account plus any stock units acquired with dividend equivalents.

   There are no family relationships among any of the directors and officers of the Company.

                            EXECUTIVE COMPENSATION

Report of the Compensation Committee of the Board of Directors

   The Compensation Committee of the Board administers the Company's compensation program for executive officers. Specifically, the Committee serves as the administrator of the Restricted Plan and the Option Plan. In addition, the Committee reviews the compensation package for each of the Chairman, Chief Executive Officer and Chief Financial Officer. The Committee is also responsible for periodically reviewing, for adequacy and continued appropriateness, the entire compensation package of other executive officers and recommending to the Board any changes to such package. Further, the Committee's approval is required for any proposed employment, severance, consulting or retirement agreement with any executive officer.

   In performing its duties, the Committee seeks to insure that the Company's compensation program for executive officers attracts and retains qualified, talented and highly motivated personnel, links executive compensation to corporate performance and is administered in an equitable fashion. The Company's executive officer compensation program consists of two major elements: (i) a short-term component, consisting of base salary and a potential annual cash bonus, intended to reward executives for current and past performance and (ii) a long-term component, consisting of restricted stock and stock options, designed to align further the interests of executives with those of stockholders in general. In addition, in order to offer a competitive compensation program, the Company maintains certain retirement plans such as the Salaried Associate Retirement Profit-Sharing Plan (the "Profit-Sharing Plan") and a 401(k) Savings and Investment Plan (the "401(k) Plan") and offers other benefits such as a split-dollar insurance program.

   The Committee has considered the impact of Section 162(m) of the Code on the Company's executive compensation program. Section 162(m) denies a public company a deduction, except in limited circumstances, for compensation paid to "covered employees", i.e., those employees named in the "Summary Compensation Table" below, to the extent such compensation exceeds $1,000,000. The deduction limitation contained in Section 162(m) does not apply to certain performance-based compensation. Based on its review of the likely impact of
Section 162(m), the Committee may in the future recommend changes to the Company's benefit plans in order to qualify compensation paid to covered employees for such exception.

   Short-Term Component-Base Salary and Annual Bonus. The Committee evaluates, and approves appropriate changes to, the base salary of each of the Chairman, Chief Executive Officer and Chief Financial Officer on a biennial basis, or more frequently if appropriate. In making such evaluations and changes, the Committee considers the historical pay practices of the Company, the officer's leadership and advancement of the Company's long-term strategic plans and objectives, and the salary levels of executives holding similar positions in certain other textile companies. The Committee generally approves salaries for the Company's Chairman, Chief Executive Officer and Chief Financial Officer at levels exceeding the average salary level of executives holding the same positions in such other companies. The textile companies which the Company considers for comparative compensation purposes are the same as the companies included (for the 2000 fiscal year) in the peer group index described in the "Performance Graph" below. During the last fiscal year, the Committee approved an 8% increase in the annual base salary of Mr. Emrich, who was then serving as President of the Company, in connection with his promotion, as of January 1, 2000, to the additional position of Chief Executive Officer.

   The Company maintains for its executive officers and other key employees a Short-Term Incentive Compensation Plan, which allows participants to earn annual cash bonuses. None of the officers named in the "Summary Compensation Table" below received a cash bonus for the 2000 fiscal year.

   Long-Term Component-Restricted Stock and Stock Options. In addition to the short-term elements of the Company's executive compensation program described above, the Company has maintained certain equity based plans described below, the benefits of which are linked to the Company's long-term performance. The Committee believes that compensation in the form of Common Stock serves to align further the interests of executives with the interests of stockholders. Moreover, compensation which is "at risk," in that its amount is dependent upon the Company's performance, provides a strong incentive for individuals to achieve superior performance. Finally, long-term compensation helps balance the Company's overall executive compensation program by encouraging executives to focus on the Company's long term objectives and goals as well as the Company's quarter to quarter results.

   The Restricted Plan expired in accordance with its terms during the 1999 fiscal year, though certain shares of stock granted thereunder prior to the expiration date remain outstanding. The Committee remains as the administrator of the Restricted Plan. As the administrator of the Option Plan, the Committee determines, among other things, the employees who are to receive options, the date of grant of options, and (subject to the terms of the Option Plan) the purchase price of each share subject to such options.

   Retirement Plans and Other Benefits. In addition to the foregoing components of the executive compensation program, the Company maintains certain other plans in which executives participate, including the Profit-Sharing Plan, the 401(k) Plan and an excess benefit plan (which is designed to supplement certain of the Company's other benefit plans). For the 2000 fiscal year, the Company contributed to the Profit-Sharing Plan 6% of the aggregate compensation of all participants in such plan. Although the Company also provides an Employee Stock Ownership Plan ("ESOP"), the Company has not made a contribution to such plan for the last three fiscal years and currently intends to merge the ESOP into the 401(k) Plan. The Company also maintains for executives a split-dollar insurance program and a supplemental executive retirement plan, which are described, respectively, in Footnote 2 to the "Summary Compensation Table" and in "Other Benefit Plans" below. The Company also offers to its executives a plan pursuant to which they may be reimbursed, up to a designated amount, for personal tax and financial planning expenses.

       Paul G. Gillease (Chairman)
       Donald B. Dixon
       Grant M. Wilson

Performance Graph

   Set forth below is a line graph comparing the five-year cumulative total stockholder return on the Common Stock with the cumulative return of the Standard & Poor's 500 Stock Index and with an index comprised of certain peer group companies, assuming the reinvestment of dividends. The peer group index represents the cumulative total return on the common stock of the following textile companies: Burlington Industries, Inc., Collins & Aikman Corp., Cone Mills Corp., Crown Crafts, Inc., Culp, Inc., Delta Woodside Industries, Inc., Dixie Group, Inc., Dyersburg Corp., Fab Industries, Inc., Foamex International Inc., Galey & Lord, Inc., Pillowtex Corp., Quaker Fabric Corp., Springs Industries, Inc., Thomaston Mills, Inc., Unifi, Inc., Wellman, Inc. and WestPoint Stevens Inc. (The following companies which have been included in the Company's peer group index during some period of the last four years are not included in the peer group index in this Proxy Statement because they have ceased to be publicly traded: Concord Fabrics, Inc., Fieldcrest Cannon, Inc., Johnston Industries, Inc. and Texfi Industries, Inc.) The return of each company included in the peer group index has been weighted according to its respective stock market capitalization.

                                    [GRAPH]



                           09/30/95 09/30/96 09/30/97 09/30/98 09/30/99 09/30/00
                           -------- -------- -------- -------- -------- --------
GUILFORD MILLS............  $100.0   $ 95.2   $168.7   $ 98.3   $ 59.2   $ 13.4
S&P 500...................  $100.0   $120.3   $169.0   $184.3   $235.5   $266.8
PEER GROUP................  $100.0   $ 99.8   $141.5   $ 97.5   $ 74.8   $ 54.7

--------
Note: Assumes an initial investment of $100 on September 30, 1995. Total return includes reinvestment of dividends.

Summary of Cash and Certain Other Compensation

   The following table shows for the fiscal years ended October 1, 2000, October 3, 1999 and September 27, 1998 the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those periods, to the Company's Chief Executive Officer, and to the Company's four most highly compensated executive officers (other than the Chief Executive Officer).

                          SUMMARY COMPENSATION TABLE

                                                                 Long-Term       All Other
                                    Annual Compensation         Compensation    Compensation
                                ---------------------------- ------------------ ------------
                                                             Restricted
                                                Other Annual   Stock
Name and Principal       Fiscal Salary   Bonus  Compensation   Awards   Options
Position                  Year    ($)     ($)       ($)        ($)(1)     (#)     ($) (2)
------------------       ------ ------- ------- ------------ ---------- ------- ------------
Charles A. Hayes,
 Chairman                 2000  675,000       0        --           0         0   109,228
of the Board              1999  675,000       0        --           0         0    70,417
                          1998  675,000       0        --           0         0   115,517
John A. Emrich,
 President                2000  662,500       0        --           0         0    63,525
and Chief Executive
 Officer                  1999  625,000 250,000        --           0         0    47,039
                          1998  566,667       0        --     790,000   150,000    73,405
Terrence E. Geremski,     2000  350,000       0        --           0    38,000    31,692
Former Executive Vice     1999  325,000  50,000        --           0         0    27,620
President and Chief
 Financial                1998  325,000       0        --     355,500    90,000    42,377
Officer (3)
Byron J. McCutchen,
 Senior                   2000  287,500       0        --           0         0    37,040
Vice President,
 President/               1999  278,750  15,000        --           0         0    36,762
Fibers, Industrial,
 Medical                  1998  270,000       0        --           0    14,000    48,896
and Specialty
Christopher J. Richard,   2000  276,250       0    55,380(4)        0         0    30,587
Senior Vice President,    1999  250,000 149,000    88,700(4)        0         0    20,197
President/U.S.
 Automotive               1998  237,500       0        --           0    14,000    24,592
Business Unit

--------
(1) The amounts shown in this column reflect the market value of the restricted stock granted, under the terms of the Restricted Plan, to Messrs. Emrich and Geremski. (The market value is given as of the date of grant of the restricted stock.)

   The restricted stock awarded to an executive officer is held by an escrow agent, appointed by the Company, until such officer vests in his award. Similarly, the dividends paid on each share of restricted stock (which are paid to the same extent as dividends on the Common Stock generally) are held by the escrow agent until the executive vests in his restricted stock, at which time he will also be entitled to receive the interest credited by the Company on such dividends. With respect to the restricted stock granted to him during the 1998 fiscal year, Mr. Emrich vested in one-third of such shares on September 30 in each of 1998, 1999 and 2000. Pursuant to the terms of the Restricted Plan, in connection with his resignation as an employee of the Company, Mr. Geremski will vest in 54,000 shares of restricted stock (and related dividends and interest) on December 31, 2000. See "Certain Transactions" below. As of the last day of the 2000 fiscal year, Messrs. Hayes, Emrich, Geremski, McCutchen and Richard held 85,864, 72,000, 54,000, 12,000 and 8,400 shares of restricted stock, respectively, at an aggregate market value of $160,995, $135,000, $101,250, $22,500 and
   $15,750, respectively (based upon a price of $1.875 per share-the closing price of the Common Stock on the last business day of the 2000 fiscal year).

(2) The components of the amounts shown in this column for the 2000 fiscal year consist of the following:

  (i) Contributions of $9,600 each to the accounts of Messrs. Hayes, Emrich, Geremski, McCutchen and Richard, pursuant to the Profit-Sharing Plan.

  (ii) Contributions of $30,900, $45,150, $14,400, $8,550 and $15,915 to the
       accounts of Messrs. Hayes, Emrich, Geremski, McCutchen and Richard, respectively, pursuant to the Company's excess benefit plan which is designed to supplement the Profit-Sharing Plan and the ESOP.

  (iii) With respect to Messrs. Emrich, Geremski, McCutchen and Richard, the value of benefits under the Company's Senior Managers' Life Insurance Plan, a split dollar plan, and with respect to Mr. Hayes, the value of benefits under a separate split dollar arrangement with the Company. During the 2000 fiscal year, each of Messrs. Emrich, Geremski, McCutchen and Richard paid the amount of the premium associated with the term life component of his split dollar life insurance coverage. With respect to Mr. Hayes, the Company paid, during the 2000 fiscal year, $10,520 in premiums for the term portion of his coverage, and paid the remainder of the premium associated with the whole life component of the coverage. For each named executive officer, the Company expects to recover the premiums it pays. The following amounts reflect the benefits related to the non-term portion of the premiums to be paid by the Company under the insurance policies purchased on the lives of the named executives, in each case with the non-term portion of the premium being treated as the present value of an interest-free loan, in the case of Mr. Hayes, for five years and, in the case of the other named executives, to age 65: Mr. Hayes-$44,011; Mr. Emrich-$8,775; Mr. Geremski-$7,692;
        Mr. McCutchen-$18,890; and Mr. Richard-$5,072.

  (iv) For the 2000 fiscal year, that portion of interest earned (that the Securities and Exchange Commission ("SEC") considers to be at above market rates) on the deferred compensation accounts of Mr. Hayes in the amount of $14,197.

(3) Mr. Geremski resigned as an officer of the Company pursuant to a severance agreement with the Company executed in the fourth quarter of the 2000 fiscal year. See "Certain Transactions" below.

(4) All of the amount shown in this column for the 1999 fiscal year, and approximately $46,000 of the amount shown in this column for the 2000 fiscal year, represents a payment for certain moving related costs and expenses incurred, and an associated tax reimbursement, in connection with Mr. Richard's relocation from the Company's Michigan office to the Company's Kenansville, North Carolina office.

Stock Option Grants

   The table below provides information regarding stock options granted to the one executive officer named in the "Summary Compensation Table" above who received an option grant during the Company's 2000 fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                    Individual Grants
                         ------------------------------------------------------------------------
                                                 Percent of
                                                    Total
                               Number of       Options Granted Exercise              Grant Date
                         Securities Underlying to Employees in  or Base  Expiration Present Value
Name                      Options Granted (#)  Fiscal Year (%) Price ($)  Date (1)     ($)(2)
----                     --------------------- --------------- --------- ---------- -------------
Terrence E. Geremski....        38,000                79         6.03     3/31/01      113,620

--------
(1) Of the options shown in this table, 25,334 options will be forfeited as of December 31, 2000 and 12,666 options will be exercisable through March 31, 2001, all pursuant to the terms of the Option Plan and Mr. Geremski's severance agreement with the Company. See "Certain Transactions" below.

(2) The values in this column represent the grant date present value, based upon application of the Black-Scholes option pricing model, of all the options reflected in the above table (including the options to be forfeited as described in the preceding footnote). The material assumptions and adjustments used in estimating the present value pursuant to such model, all of which are based on conditions and factors prevailing on the option grant date, are: (i) a volatility factor of 45%; (ii) a dividend yield of 5%; (iii) a risk-free rate of return of 6.6%; and (iv) an expected five year option life. The actual value, if any, an executive officer receives from a stock option, is dependent on future market conditions, and there can be no assurance that the value ultimately realized by the executive will not be more or less than the amount reflected in the "Grant Date Present Value" column.

Stock Option Exercises and Fiscal Year-End Stock Option Values

   The table below shows the number of options held by the persons named in the "Summary Compensation Table" above at the end of the 2000 fiscal year. None of such persons exercised any options during the 2000 fiscal year.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                        Number of Securities
                                                       Underlying Unexercised
                                                          Options at Fiscal
                                                           Year-End (#)(1)
     Name                                             Exercisable/Unexercisable
     ----                                             -------------------------
     Charles A. Hayes................................       75,625/35,000
     John A. Emrich..................................      116,000/133,000
     Terrence E. Geremski............................      103,916/110,334
     Byron J. McCutchen..............................       16,666/15,334
     Christopher J. Richard..........................       26,666/20,334

--------
(1) None of the options listed in this column were "in-the-money" on the last business day of the 2000 fiscal year based on the per share closing price of Common Stock of $1.875.

Other Benefit Plans

   Supplemental Retirement Plan. In 1992, the Company adopted the Senior Managers' Supplemental Retirement Plan ("SERP") which provides for retirement and death benefits to a select group of senior managers. The SERP provides that upon retirement from the Company after attaining age 65, and after at least 60 months of service with the Company, participants will be entitled to receive a specified dollar amount for a period of ten years following retirement ("Ten Year Payments"). If the officer dies prior to the termination of his or her employment or during the period while the Ten Year Payments are being made, the full amount of the Ten Year Payments or the unpaid portion thereof, as the case may be, will be paid according to the installment schedule to the officer's designated beneficiary.

   The SERP also provides that if the officer's employment with the Company is terminated for any reason other than his or her death or disability (prior to the officer attaining age 65) and the officer has been employed by the Company for at least 60 months, the officer will be entitled to a reduced retirement benefit commencing at age 65. (Mr. Geremski, who has resigned as an officer of the Company, is entitled to a different retirement benefit pursuant to his severance agreement with the Company. See "Certain Transactions" below.) Such reduced benefit will be based upon the officer's total months of employment with the Company as compared with the total months of employment the officer would have had with the Company if he or she had remained in the employ of the Company until age 65. If, at the time of his or her termination of employment with the Company for any reason other than death or disability, the officer has been employed by the Company for less than 60 months following the effective date of the agreement, he or she will not be entitled to any retirement benefits and his or her beneficiaries will not be entitled to any death benefits. If an officer becomes disabled prior to attaining age 65 and such disability continues until age 65, the officer will be entitled to receive the full amount of the Ten Year Payments commencing at age 65, regardless of whether he or she has completed 60 months of service with the Company.

   The Company has purchased life insurance policies on the lives of all executive officers participating in the SERP in amounts which are designed to enable the Company ultimately to recover all sums paid pursuant to the SERP. Such life insurance policies are held in trust for the benefit of such officers.

   The following table sets forth the Ten Year Payments for each of the executive officers named in the "Summary Compensation Table" above.

                                                                     Ten Year
                                                                     Payments
      Name of Individual                                            (Per Annum)
      ------------------                                            -----------
      Charles A. Hayes.............................................  $345,000
      John A. Emrich...............................................   300,000
      Terrence E. Geremski.........................................   125,000
      Byron J. McCutchen...........................................   125,000
      Christopher J. Richard.......................................   125,000

   Change In Control Agreements. The Company has entered into change in control agreements with certain key managers, including each of the executive officers named in the "Summary Compensation Table" above. These agreements provide for the payment of specified compensation and benefits to such employees upon certain terminations of their employment within two years after a change in control of the Company. Such agreements are intended to assure that management will continue to act in the interest of the stockholders rather than be affected by personal uncertainties during any attempts to effect a change in control of the Company, and to enhance the Company's ability to attract and to retain executives.

   The compensation and benefits which may be awarded under the change in control agreements include, among other specified items of compensation and other benefits, a lump sum payment equal to three times an employee's highest annual salary during the year preceding the change in control (including any bonuses and contributions made on the employee's behalf to the Profit-Sharing Plan, ESOP and excess benefit plan), and also include continuation of participation in the Company's life, health, accident and disability and insurance plans for a period of three years (or until the employee commences full-time substantially equivalent employment with a new employer). If the total payments made to any particular employee (other than Messrs. Hayes, Emrich and Geremski) under a change in control agreement or under any other plan, arrangement or agreement with the Company would not be tax deductible by the Company by virtue of Section 280G of the Code, such payments will be reduced until no portion of such payments would fail to be deductible by reason of being an excess parachute payment. Any payments made to Messrs. Hayes, Emrich and Geremski will not be reduced as described in the preceding sentence. Pursuant to the change in control agreement for each of Messrs. Hayes, Emrich and Geremski, if any payments thereunder or under any other plan, arrangement or agreement with the Company would cause the imposition of an excise tax on the individual executive officer by virtue of Section 4999 of the Code, then the Company will make a tax reimbursement payment to the executive officer in an amount designed to place him in the same after-tax position he would have been in had such payments not been subject to the excise tax. The change in control agreements further provide that in order for an employee to receive the benefits contemplated thereunder, if any person or organization takes steps designed to effect a change in control of the Company, the employee will not voluntarily terminate his or her employment and will continue to perform his or her regular duties, until such person or organization has abandoned or terminated such effort to effect a change in control.

                            AUDIT COMMITTEE REPORT

   The Company's Audit Committee is comprised of three independent directors within the meaning of applicable New York Stock Exchange rules. The Board has adopted a written charter, a copy of which is attached hereto as Exhibit A, which governs the operation of the Audit Committee.

   The Audit Committee has reviewed and discussed with management and Arthur Andersen, LLP, the Company's independent accountants, the Company's consolidated financial statements for the fiscal year ended October 1, 2000. The Audit Committee also has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

   The Company's independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants their independence.

   Based upon its review of the audited financial statements and the discussions noted above, the Committee recommended that the Board include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended October 1, 2000.

            Stephen C. Hassenfelt (Chairman)
            Donald B. Dixon
            Stig A. Kry

                             CERTAIN TRANSACTIONS

   During the 2000 fiscal year, the Company paid $150,000 in consulting fees to Japan Tech, Inc., of which Mr. Adachi, a director of the Company, is the President and controlling stockholder. In addition, in the ordinary course of its business and through a series of arm's-length transactions, the Company purchased machinery, equipment and supplies from Japan Tech, Inc. during the 2000 fiscal year totaling $4,987,296.

   In the ordinary course of business and through a series of arm's-length transactions, during the 2000 fiscal year, the Company paid $1,211,760 for forklifts and forklift repairs to Western Carolina Forklift, Inc., which is controlled by David Hayes, the son of Charles A. Hayes, the Chairman of the Company. Charles A. Hayes, together with George Greenberg, a director of the Company, serve on the Board of Directors of Western Carolina Forklift, Inc.

   Dr. Zaidenweber (a director of the Company) serves as the Chairman of the Board of Grupo Ambar, S.A. de C.V., a subsidiary of the Company ("Grupo Ambar"). Dr. Zaidenweber, who is a 5% stockholder of Grupo Ambar, receives an annual salary of approximately $300,000 for his service as Chairman of the Board of Grupo Ambar. Dr. Zaidenweber is a party to a stockholders' agreement with the Company relating to his stock ownership in Grupo Ambar. Pursuant to such agreement, Dr. Zaidenweber has the right to sell his shares of Grupo Ambar capital stock to the Company at a price equal to the net worth of such shares. The Company has the right, under the stockholders' agreement with Dr. Zaidenweber, to purchase his shares of Grupo Ambar capital stock at a price equal to the net worth of such shares multiplied by two (the "Call Price"). Under certain circumstances, including upon the death or disability of Dr. Zaidenweber, the Company is required to purchase Dr. Zaidenweber's stock at the Call Price.

   An indirect wholly owned subsidiary of the Company (the "Optionee") is a party to an option agreement with Tucci Associates, Inc. (the "Optionor"), pursuant to which the Optionor granted the Optionee the exclusive right to acquire certain proprietary technology. Nathan Dry, a Vice President of the Company, owns 24.5% of the capital stock, and is the President, of the Optionor. If it elects to exercise the option, then the Optionee will be required to make an additional payment to the Optionor of approximately $4,900,000.

   Mr. Hofmann, a director of the Company, is a party to an employment agreement with the Hofmann Companies pursuant to the amended terms of which he will serve as General Manager of the Hofmann Companies for a period ending on December 31, 2000. The Hofmann Companies, as a group, paid Mr. Hofmann approximately $158,000 during the last fiscal year in consideration for such services. Pursuant to a separate agreement, Mr. Hofmann has agreed with the Company that he will not acquire, through December 31, 2003, more than 600,000 shares of Common Stock.

   Pursuant to a severance agreement executed during the fourth quarter of the 2000 fiscal year, Mr. Geremski has resigned as Executive Vice President and Chief Financial Officer of the Company and will resign from the Company's Board effective December 31, 2000. Under such agreement, Mr. Geremski will receive his current base salary and other employee benefits through December 31, 2000. Subject to the terms of the agreement, the Company will make severance payments to Mr. Geremski as follows: a lump sum payment of $175,000 in January, 2001 and 24 monthly payments of approximately $26,000 each, commencing in February, 2001. Mr. Geremski will remain eligible to participate in certain health and life insurance plans during the period in which he is receiving the above monthly payments. The severance agreement provides that Mr. Geremski will be entitled to his full retirement benefit under the SERP, commencing at age 65, and will continue to participate in a certain executive whole life insurance program until age 65, at which time Mr. Geremski will be entitled to the policy's cash surrender value remaining after the Company has recovered the premiums it has paid under such policy.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and any persons holding more than 10% of the Company's equity securities, to file with the SEC and the New York Stock Exchange reports disclosing their initial ownership of the Company's equity securities, as well as subsequent reports disclosing changes in such ownership. To the Company's knowledge, based solely on a review of such reports furnished to it and written representations by certain reporting persons that no other reports were required, during the 2000 fiscal year, the Company's directors, executive officers and greater than 10% beneficial owners complied with all Section 16(a) filing requirements, except that Mr. Greenberg, a director of the Company, did not timely file one report for one transaction representing a gift (in fiscal year 1999) of an aggregate of 2,000 shares of Common Stock.

                       RATIFICATION OF THE SELECTION OF
                         INDEPENDENT AUDITORS FOR THE
                     FISCAL YEAR ENDING SEPTEMBER 30, 2001

   The Board has selected Arthur Andersen LLP to serve as independent auditors to audit the financial statements of the Company for the fiscal year ending September 30, 2001 and recommends that stockholders vote to ratify such selection. Representatives of Arthur Andersen LLP are expected to attend the Annual Meeting and will be afforded an opportunity to make a statement and to respond to appropriate questions.

             THE BOARD RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS
                  RATIFY THE SELECTION OF ARTHUR ANDERSEN LLP

                                 MISCELLANEOUS

Stockholder Proposals and Board Nominations

   Any stockholder who wishes to present a proposal for action at the next annual meeting and who wishes to have it set forth in the Proxy Statement and identified in the form of proxy prepared by the Company must notify the Company in such manner so that such notice is received by the Company by August 23, 2001 and in such form as is required under the rules and regulations promulgated by the SEC.

   A proposal submitted by a stockholder outside of the process of SEC Rule 14a-8 will not be considered timely unless notice of such proposal is received by the Company at its principal executive offices prior to the notice date set forth in the Company's advance notice By-Law provision described in the following paragraph. The proxy to be solicited on behalf of the Company's Board for the annual meeting to be held in 2002 may confer discretionary authority to vote on any such proposal not considered to have been timely received that nonetheless properly comes before the 2002 annual meeting.

   Under the By-Laws, in order for business to be properly brought before the next annual meeting, notice of such business must be received by the Secretary of the Company not less than 60 days and not more than 90 days prior to such meeting (provided that if less than 70 days notice or prior public disclosure of the date of the meeting is given to stockholders, notice of such business must be received by the Secretary of the Company no later than ten days following the day on which notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first). Such notice must contain (i) a brief description of the business and the reasons for conducting it at the meeting, (ii) the name and address of the stockholder proposing such business, (iii) a representation that the proposing stockholder is a holder of record and the number of shares of the Company that are beneficially owned by such stockholder and (iv) a description of any material interest of such stockholder in such business. The chairman of the meeting may disregard any business that he or she determines was not properly brought before the meeting in accordance with the By-Laws.

   The By-Laws also provide that if a stockholder of the Company intends to nominate at a meeting one or more persons for election to the Board, notice of such nomination must be received by the Secretary of the Company not less than 60 days and not more than 90 days prior to such meeting (provided that if less than 70 days notice or prior public disclosure of the date of the meeting is given to stockholders, such nomination must be received by the Secretary of the Company no later than ten days following the day on which notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first). Such notice must contain (a) as to each proposed nominee, (i) the name, age and business and residence address of such nominee, (ii) the principal occupation of such nominee, (iii) the number of shares, if any, of the Company that are beneficially owned by such nominee and (iv) any other information that must be disclosed pursuant to the proxy rules of the SEC if such person had been nominated by the Board and (b) as to the proposing stockholder, (i) the name and address of such stockholder, (ii) a representation that the proposing stockholder is a holder of record of shares of the Company entitled to vote at the meeting and the number of shares of the Company that are beneficially owned by such stockholder, (iii) a representation that the proposing stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice and (iv) a description of all arrangements and understandings between the stockholder and each nominee pursuant to which the nominations are to be made by the stockholder. The chairman of the meeting may disregard any nomination that he or she determines was not made in accordance with the foregoing procedures. The By-Laws also provide that no director may serve as such beyond the age of 70, except that directors serving as such on September 5, 1998 may serve until the later of the expiration of their current term of office or age 72. Pursuant to the director retirement policy, a director who will reach mandatory retirement age during his term of office is permitted to serve through and until the next annual stockholders' meeting held after he has reached mandatory retirement age.

Annual Report on Form 10-K

   Any stockholder of record on December 15, 2000 who desires a copy of the Company's 2000 Annual Report on Form 10-K, as filed with the SEC, may obtain a copy (excluding exhibits) without charge by addressing a request to the Secretary, Guilford Mills, Inc., P. O. Box 26969, Greensboro, North Carolina 27419-6969. A charge equal to the reproduction cost will be made if the exhibits are requested.

Other Matters

   The Board is not aware of any matters to be presented for action at the Annual Meeting other than those described herein and does not intend to bring any other matters before the Annual Meeting. However, if other matters shall come before the Annual Meeting, it is intended that the holders of proxies solicited hereby will vote thereon in their discretion.

                                          By Order of the Board of Directors
                                          /s/ Robert A. Emken, Jr.
                                          Robert A. Emken, Jr.
                                          General Counsel and Secretary

Dated: December 22, 2000

                                                                       EXHIBIT A

Guilford Mills, Inc.

                                                         Audit Committee Charter

Purpose:

To establish the objectives of the Company's Audit committee of the Board of Directors and identify the Committee's responsibilities in attaining the objectives. The Audit Committee is established by the Board of Directors to provide oversight in the areas of financial reporting and internal control. The Company's management has primary responsibility for financial reporting and internal controls.

Membership:

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

Responsibilities and authority:

1. The Committee and the Board of Directors have the final authority and responsibility to select, evaluate and replace the independent auditors. In that regard, the Committee will (a) recommend to the Board of Directors the selection of the independent auditors, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent auditors, and (b) review the performance of the independent auditors and approve or recommend any proposed discharge of the independent auditors when circumstances warrant.

2. On an annual basis, review and discuss with the independent auditors all significant relationships the independent auditors have with the Company to determine the independent auditors' independence. Review and approve the level of nonaudit work performed for the Company by the independent auditors to assess potential impact on independence. Obtain a formal written statement from the independent auditors detailing all relationships between the independent auditor and the Company that may impact the independent auditor's objectivity and independence. If circumstances warrant, recommend that the full Board of Directors take action to address the independent auditor's independence.

3. Instruct the independent auditor that the Board of Directors, as the shareholders' representative, is the independent auditor's client and the independent auditor is ultimately responsible to the Board of Directors and the Committee.

4. Meet at least semi-annually with the independent auditors to review scope and estimated cost of proposed audits and the results of the auditor's prior work, including: audit reports, management letters (including management's responses to audit findings), adequacy of the Company's accounting procedures and financial controls, and such other matters as either party may wish to raise. A part of each such meeting should be private with no members of management present.

5. Meet at least semi-annually with the internal auditor to review scope of internal audits planned for the year and related internal audit budget, evaluate the effectiveness, independence and competence of the internal audit function and the adequacy of staff and review internal audit reports. These reviews may be incorporated into meetings described in the previous paragraph.

6. Meet periodically and at least semi-annually with the Company's top financial management to review adequacy, completeness and fairness of significant accounting principles and procedures employed by the Company, financial statement disclosures, judgments regarding important accounting estimates, the impact of changed laws or accounting standards, unusual transactions, and steps taken by management to insure that a proper internal control function is in place and operating effectively. These reviews may be incorporated into meetings described in the previous paragraphs.

7. Advise financial management and the independent auditor they are expected to provide a timely analysis of significant current financial reporting issues and practices.

8. Provide that financial management and the independent auditor discuss with the audit committee their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be adopted by the Company and, particularly, about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates.

9. Inquire as to the independent auditor's views about whether management's choices of accounting principles are conservative, moderate or aggressive from the perspective of income, asset, and liability recognition, and whether those principles are common practices or are minority practices.

10. Determine, as regards to new transactions or events, the independent auditor's reasoning for the appropriateness of the accounting principles and disclosure practices adopted by management.

11. Assure that the independent auditor's reasoning is described in determining the appropriateness of changes in accounting principles and disclosure practices.

12. Review financial results and annual reports and compare with plans and past performance. Recommend to the Board of Directors, based on these reviews and discussions with the Company's management and independent auditors, that the audited financial statements be included in the Company's Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

13. Each quarter, the Chairman of the Committee will meet with the Chief Financial Officer of the Company and the independent auditor to discuss and review the financial statements to be included in the Company's Form 10-Q for filing with the Securities and Exchange Commission. At the discretion of the Chairman, the full Committee will participate in such a meeting.

14. At least annually review management's programs to assure adherence to the Corporate Code of Ethics by all officers and employees.

15. At least annually, review the Company's plan for monitoring compliance with laws and regulations, e.g., the Foreign Corrupt Practices Act.

16. Report to the Board of Directors at its next meeting on meetings and other actions by the Committee.

17. Review and update this Charter periodically, at least annually, as conditions dictate.

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                             GUILFORD MILLS, INC.
                        ANNUAL MEETING OF STOCKHOLDERS
                               FEBRUARY 1, 2001

                   Proxy Solicited by the Board of Directors

The undersigned hereby appoints CHARLES A. HAYES and JOHN A. EMRICH, or either of them, with full power of substitution in each, proxies (and if the undersigned is a proxy, substitute proxies) to vote all Common Stock of the undersigned in Guilford Mills, Inc. at the Annual Meeting of Stockholders of such Company to be held on February 1, 2001, and at any and all adjournments thereof, with authority to vote such stock on the matters set forth on the reverse side hereof and upon such other matters as may properly come before the meeting.
--------------------------------------------------------------------------------
PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?

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--------------------------------------------------------------------------------

                 (Continued and to be signed on reverse side)
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

                        Please date, sign and mail your
                     proxy card back as soon as possible!

                        Annual Meeting of Stockholders
                             GUILFORD MILLS, INC.

                               February 1, 2001

                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------

A [X] Please mark your
      votes as in this
      example


                                        WITHHOLD
                     FOR ALL            AUTHORITY
                     EXCEPT      to vote for all nominees
                (as noted below)     listed at right.     Nominees:
1. Election of                                            Tomokazu Adachi
   Directors           [ ]                  [ ]           Grant M. Wilson
                                                          Dr. Jacobo Zaidenweber

NOTE: If you do not wish your shares voted "FOR" a particualr nominee, mark the "FOR ALL EXCEPT" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

2. Proposal to approve the appointment of Arthur     FOR   AGAINST  ABSTAIN
   Andersen LLP as independent auditors of the       [ ]     [ ]      [ ]
   Company.

Discretion will be used with respect to such other matters as may properly come before the meeting or at any adjournments thereof.

This Proxy is solicited by the Board of Directors. If no specification is made, this Proxy will be voted FOR Proposals 1 and 2.

                         Mark box at right if an address change has
                         been noted on the reverse side of this card.   [ ]

Please be sure to sign and date this Proxy.



Stockholder sign here____________________Co-owner sign here_____________________
Date:_______________

NOTE: Please sign name as it appears on stock certificate. Only one of serveral joint owners need sign. Fiduciaries should give full title.

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